UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2006

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

Gaming Partners International Corporation (GPIC) today issued a press release, which among other things, announcing that its French subsidiary, GPI SAS, has made both larger and sooner than expected expansion plans to accommodate the high demand for its gaming chips from Macau casinos, including particularly RFID gaming chips in Low Frequency (Philips 125 KHz) and also now in High Frequency (Magellan/PGIC 13.56 MHz).   For Low Frequency RFID gaming chips, jetons and plaques only, GPIC’s total sales amounted to approximately $1.0 million in 2003 and 2004 each and $4.5 million in 2005.  In the first quarter of 2006, GPIC’s sales of Low Frequency RFID gaming chips, jetons and plaques amounted to $5.4 million.   Based on April and May sales and on the current backlog of signed orders to be delivered before the end of the year, we expect 2006 GPIC sales of RFID chips, jetons and plaques in Low Frequency and High Frequency to exceed $16 million, more than three times greater than RFID chip sales in 2005.   The press release is furnished as Exhibit 99.1.  The information in this Form 8-K shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1.       Press release dated June 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: June 19, 2006	By:	/s/ Melody Sullivan
Melody Sullivan
Chief Financial Officer